UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2007

ARVINMERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road

Troy, Michigan

(Address of principal executive offices)

48084-7186

(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

Item 1.01.	Entry into a Material Agreement.
Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 17, 2007, ArvinMeritor, Inc. (“ArvinMeritor” or “seller”) completed the sale of its emissions technologies business (“ET business”) to EMCON Technologies Holdings Limited, a private equity affiliate of J. P. Morgan Securities, Inc. (“purchaser”). Total consideration (including a $20 million note and assumption of certain liabilities) was $310 million, and is subject to subsequent adjustment for working capital and other items. In the second quarter of fiscal year 2007, ArvinMeritor recorded a $115 million ($90 million after-tax) non-cash impairment charge against the long-lived assets of the ET business to record ET at fair value based upon the sale agreement. The impairment charge may be different than the ultimate loss recorded on the sale of ET and is subject to final reserves and adjustments after closing.

The sale of the ET business was consummated pursuant to an Amended and Restated Purchase Agreement between ArvinMeritor and the purchaser, dated as of February 2, 2007 (“Amended Agreement”), which is filed as Exhibit 2 to this Form 8-K . The Amended Agreement contains customary representations, warranties and covenants of the seller and purchaser. The Amended Agreement also includes provisions governing the retention by the seller and assumption by the purchaser of responsibilities with regard to environmental, warranty and other liabilities; transition of employees and responsibility for employee compensation and benefits; tax matters and post-closing taxes; use of trademarks and logos; treatment of joint venture interests; and post-closing indemnities between the seller and purchaser for losses arising from specified events. This description is only a summary of, and is qualified in its entirety by reference to, the terms of the Amended Agreement, which is incorporated herein by reference.

An affiliate of the purchaser is the administrative agent and a lender under ArvinMeritor’s $900 million senior secured credit facility. In addition, affiliates of the purchaser have in the past provided and may from time to time in the future provide to ArvinMeritor certain commercial banking, financial advisory, investment banking and other services, for which they have received and will be entitled to receive fees.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2 -	Amended and Restated Purchase Agreement between ArvinMeritor and
EMCON Technologies Holdings Limited, dated as of February 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

By: /s/ Vernon G. Baker, II

Vernon G. Baker, II
Senior Vice President and General Counsel

Date: May 30, 2007

EXHIBIT INDEX

Exhibit No.	Description

2	Amended and Restated Purchase Agreement between ArvinMeritor and

EMCON Technologies Holdings Limited, dated as of February, 2007.